Exhibit 23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We have issued our report dated December 11, 2006, accompanying the consolidated financial statements included in the Annual Report of Key Technology, Inc. on Form 10-K for the year ended September 30, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Key Technology, Inc. on Form S-8 (File Nos. 33-71108, 333-50130, 333-128512, and 333-2396).

/s/ GRANT THORNTON LLP

Seattle, Washington

December 13, 2006